Agreement

EAGLE RIVER MINING CORP. ("ERVR"), a Nevada, USA Corporation and Mr. CAI HanXiong (proprietor of the CHUANGRUN Group of Companies) have reached an agreement concerning CHUANGRUN MEDIA LIMITED of Hong Kong ("CR Hong Kong") and GUANGZHOU CHUANGRUN ADVERTISING COMPANY LIMITED ("CR Guangzhou"). The agreement is based on friendly discussions and mutual benefit, and is as follows:

Section 1 - Definitions

  "One Side" means ERVR or any entity under the CHUANGRUN Group of Companies.

  "Both Sides" means ERVR and the CHUANGRUN Group of Companies.

  "This Agreement" means this executed Agreement.

Section 2 - Parties of the Agreement

  EAGLE RIVER MINING CORP. (hereafter "Party A"), a company incorporated under the laws of the State of Nevada with trading on the NASD OTCBB under symbol "ERVR".

  Address: 141-757 West Hastings St., Suite 328

  Vancouver, B.C. Canada V6C 1A1

  Legal Representative: Ernest Cheung

  Position: Director

  CHUANGRUN MEDIA LIMITED of Hong Kong (hereafter "Party B"), a company incorporated under the laws of Hong Kong and legally exists.

  Address: 75-83 King's Road

  United Publishing Building 14/F Room 1403

  North Point, Hong Kong

  Legal Representative: Cai HanXiong

  Position: General Manager

  GUANGZHOU CHUANGRUN ADVERTISING COMPANY LIMITED of Guangzhou (hereafter "Party C"), a company incorporated under the laws of the People's Republic of China and legally exists.

Address: 168 Jiang Nan Da Dao Zhong

CNOOC Building Room 1207

Guangzhou, Guangdong Province

The People's Republic of China

Legal Representative: Cai HanXiong

Position: General Manager

Section 3 - Terms of the Agreement

Party A has 30,140,000 shares issued and outstanding. Party A shall, based on US Securities and Exchange Commission and NASD rules and regulations, issue 3,700,000 new shares and induce existing shareholders to transfer 17,300,000 shares to the CHUANGRUN Group of Companies or its appointees. The CHUANGRUN Group of Companies shall in return assign to Party A complete rights of the following contracts: (1) Party B's Guangzhou New Baiyun Airport Rolling Advertising Signs Contract (attached), and (2) Party C's Guangzhou MTR (subway) Pillar Advertising Contract (attached).

Section 4 - Operating Structure

1. After the CHUANGRUN Group of Companies has become majority shareholder of Party A, the Board of Directors of Party A shall be increased from four to seven, with five nominations from the CHUANGRUN Group of Companies, including Chairman and CEO.

  Party A shall form a Funding Management Committee. For the first two years, two members are from the North American side and one from the PRC side. The mandate of the Funding Management Committee is to approve and allocate funding for all corporate purposes to ensure that its usage follows the Use of Proceeds listed in any future Offering Memorandums.

  The CFO position will be filled by the current CFO, Mr. Michael McKennon for the first two years. The CFO's mandate includes the supervision and control of the operations of both North America and China and installation of financial controls. All departments will actively co-operate, including financial budgeting, business and operating planning, and all other related matters.

  Party A shall form a legal entity in either Hong Kong or Macau as the operating base for the two advertising contracts, the Board of Directors and General Manager of the subsidiary will be appointed by Party A.

  Party A shall pay the CHUANGRUN Group of Companies US$200,000 before January 31, 2005.

  Party A shall change its name to reflect its new advertising business.

Section 5 - Party A's Warranties

  Party A warrants that its stated total shares outstanding is true.

  Party A warrants that all new shares are issued under the rules and regulations of the US Securities and Exchange Commission and the NASD.

  Party A warrants that it is a legal entity under US law.

  Party A warrants to clear up all existing Liabilities and Payables.

  Party A warrants to pay all transfer agent fees related to this transaction.

  Party A warrants to provide its latest financial statements and Company Articles and Bylaws.

Section 6 - Party B's Warranties

  Party B warrants that the Guangzhou New Baiyun Airport Rolling Advertising Signs Contract is a valid contract and its term is twenty years.

  Party B warrants that it has a Letter of Intent with a major advertising company in Guangzhou to place clients on the signs.

  Party B warrants that it will assign the agreement to Party A based on Hong Kong and other applicable laws. If for some irresolvable reasons that this can not be accomplished, then Party B shall execute a trust agreement, legally assign all benefits generated under the Guangzhou New Baiyun Airport Rolling Advertising Signs Contract to Party A.

Section 7 - Party C's Warranties

  Party C warrants that the Guangzhou MTR (subway) Pillar Advertising Contract is a valid contract and its term is five years.

  Party C warrants that it will assign the agreement to Party A based on China and other applicable laws. If for some irresolvable reasons that this can not be accomplished, then Party C shall execute a trust agreement, legally assign all benefits generated under the Guangzhou MTR (subway) Pillar Advertising Contract to Party A.

Section 8 - The CHUANGRUN Group of Companies' Promises

  After the CHUANGRUN Group of Companies has become majority shareholder of Party A, it promises that it will uphold shareholder interest, comply with rules and regulations applicable to a US listed company, and make timely disclosures and year end audits.

  The CHUANGRUN Group of Companies intends to introduce future advertising and non-advertising projects to Party A, including real estate.

  The CHUANGRUN Group of Companies promises to inject a China Rail Train Naming and Advertising Project into Party A within one year, when the project is proven viable.

Section 9 - Effective Date

The effective date of this Agreement is January 1, 2005. If because of holidays or other reasons that the procedure and documentation is not completed on time, then both Parties shall use best efforts to complete the process as soon as possible. All revenues and expenses of the Contracts shall accrue to Party A.

Section 10 - Effective Signatories

All signatories of this Agreement warrants that he has the authority to represent and sign this Agreement. This Agreement is effective immediately and is not affected by personnel changes. This Agreement has six copies, Party A and the CHUANGRUN Group of Companies holding three copies each.

Section 11 - Future Documents

Parties A, B and C agrees to sign and execute all necessary documents in the future to complete this agreement.

Party A:

EAGLE RIVER MINING CORP.

"Signed"

______________________________ Date: 12/ 26 /2004

Legal Representative

ERNEST CHEUNG, DIRECTOR

CAI HanXiong

(proprietor of the CHUANGRUN Group of Companies)

"Signed"

______________________________ Date: 12/ 26 /2004

Cai HanXiong

Party B:

CHUANGRUN MEDIA LIMITED

"Signed"

______________________________ Date: 12/ 26 /2004

Legal Representative

Cai HanXiong, General Manager

Party C:

GUANGZHOU CHUANGRUN ADVERTISING COMPANY LIMITED

"Signed"

______________________________ Date: 12/ 26 /2004

Legal Representative

Cai HanXiong, General Manager